Exhibit 10.2.2

EXECUTION VERSION

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of September 9, 2019 (this “Amendment”), among GSO DOWNING STREET LLC, as borrower (the “Borrower”), GSO DIRECT LENDING FUND-D LP, as servicer (the “Servicer”), each LENDER from time to time party hereto, the AGENTS for the Lender Groups from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent and collateral custodian.

WHEREAS, (i) the Borrower, the Servicer, the Collateral Agent, the Collateral Custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”) and (ii) the Servicer, as seller and the Borrower, as purchaser are party to the Sale and Contribution Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Sale and Contribution Agreement”); and

WHEREAS, (i) the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein and (ii) the Borrower, the Servicer and the Facility Agent have agreed to amend the Sale and Contribution Agreement in accordance with Section 8.1 of the Sale and Contribution Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Facility Agent hereby authorizes and directs U.S. Bank National Association in its capacity as collateral agent and collateral custodian to acknowledge this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement and the Sale and Contribution Agreement.

1

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. (a) As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

(b) For purposes of determining compliance with Section 6.2(h) of the Loan Agreement and in connection with the delivery of Eligible Collateral Obligations, any information set forth on an Asset Approval Request in effect prior to the date of this Amendment and acknowledged by the Facility Agent shall be continue to be valid after giving effect to this Amendment, notwithstanding the changes made to the Asset Approval Request and the addition of the Asset Approval Notice in connection with this Amendment.

SECTION 2.2. Amendments to the Exhibits and Schedules to the Loan Agreement. As of the date of this Amendment, the Exhibits and Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.

SECTION 2.3. Amendments to the Sale and Contribution Agreement. As of the date of this Amendment, the Sale and Contribution Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Sale and Contribution Agreement attached as Appendix C hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) legal opinion of Weil, Gotshal & Manges LLP, counsel for the Borrower and the Servicer in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) a copy of the resolutions of the board of managers of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

2

(c) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GSO DOWNING STREET LLC, as Borrower

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

GSO DIRECT LENDING FUND-D LP, as Servicer

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Vice President

[Signature Page to Omnibus Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Vice President

[Signature Page to Omnibus Amendment]

ACKNOWLEDGED AND AGREED as of the date first set forth above:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ralph J. Creasia, Jr.

Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

[Signature Page to Omnibus Amendment]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:	/s/ Ralph J. Creasia, Jr.

Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

[Signature Page to Omnibus Amendment]

APPENDIX A

EXECUTION VERSION

Conformed through Omnibus Amendment, dated as of September 9, 2019

LOAN FINANCING AND SERVICING AGREEMENT

dated as of October 11, 2018

GSO DOWNING STREET LLC,

as Borrower

GSO DIRECT LENDING FUND-D LP,

as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent and as Collateral Custodian

TABLE OF CONTENTS

Page
ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms~~.~~	1
Section 1.2	Other Definitional Provisions~~.~~	~~47~~ 48

ARTICLE II	THE FACILITY, ADVANCE PROCEDURES AND NOTES	~~48~~49

Section 2.1	Advances~~.~~	~~48~~ 49
Section 2.2	Funding of Advances~~.~~	~~48~~ 50
Section 2.3	Notes~~.~~	~~50 51~~
Section 2.4	Repayment and Prepayments~~.~~	~~50 51~~
Section 2.5	Permanent Reduction of Facility Amount~~.~~	~~51~~ 52
Section 2.6	Extension of Revolving Period~~.~~	~~51~~ 52
Section 2.7	Calculation of Discount Factor~~.~~	~~51~~ 52
Section 2.8	Increase in Facility Amount~~.~~	~~52~~ 53

ARTICLE III	YIELD, UNDRAWN FEE, ETC~~.~~	~~52~~ 53
Section 3.1	Yield and Undrawn Fee~~.~~	~~52~~ 53
Section 3.2	Yield Distribution Dates~~.~~	~~52~~ 53
Section 3.3	Yield Calculation~~.~~	~~52~~ 54
Section 3.4	Computation of Yield, Fees, Etc~~.~~	~~53~~ 54

ARTICLE IV	PAYMENTS; TAXES	~~53~~ 54

Section 4.1	Making of Payments~~.~~	~~53~~ 54
Section 4.2	Due Date Extension~~.~~	~~53~~ 54
Section 4.3	Taxes~~.~~	~~53~~ 54

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ARTICLE V	INCREASED COSTS, ETC~~.~~	~~57~~ 58

Section 5.1	Increased Costs, Capital Adequacy~~.~~	~~57~~ 58

ARTICLE VI	EFFECTIVENESS; CONDITIONS TO ADVANCES	~~59~~ 60

Section 6.1	Effectiveness~~.~~	~~59~~ 60
Section 6.2	Advances and Reinvestments~~.~~	~~60~~ 61
Section 6.3	Transfer of Collateral Obligations and Permitted Investments~~.~~	~~62~~ 63

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS	~~63~~ 64

Section 7.1	Retention and Termination of the Servicer~~.~~	~~63~~ 64
Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer~~.~~	~~63~~ 64
Section 7.3	Duties of the Servicer~~.~~	~~65~~ 66
Section 7.4	Representations and Warranties of the Servicer~~.~~	~~66~~ 67
Section 7.5	Reserved~~.~~	~~68~~ 69
Section 7.6	Covenants Relating to the Servicer~~.~~	~~68~~ 69
Section 7.7	Reserved~~.~~	~~71~~ 72
Section 7.8	Collateral Reporting~~.~~	~~71~~ 72
Section 7.9	Reserved~~.~~	~~71~~ 72
Section 7.10	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records~~.~~	~~71~~ 72
Section 7.11	Optional Sales~~.~~	~~72~~ 73
Section 7.12	Repurchase or Substitution of Warranty Collateral Obligations~~.~~	~~74~~ 75

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~74~~ 75

Section 8.1	Accounts~~.~~	~~74~~ 75
Section 8.2	Excluded Amounts~~.~~	~~76~~ 77
Section 8.3	Distributions, Reinvestment and Dividends~~.~~	~~76~~ 77
Section 8.4	Fees~~.~~	~~80~~ 81
Section 8.5	Monthly Report~~.~~	~~80~~ 81

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ARTICLE IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~81~~82

Section 9.1	Organization and Good Standing~~.~~	~~81~~ 82
Section 9.2	Due Qualification.	~~81~~ 82
Section 9.3	Power and Authority~~.~~	~~81~~ 82
Section 9.4	Binding Obligations~~.~~	~~81~~ 83
Section 9.5	Security Interest~~.~~	~~81~~ 83
Section 9.6	No Violation~~.~~	~~82~~ 84
Section 9.7	No Proceedings~~.~~	~~83~~ 84
Section 9.8	No Consents~~.~~	~~83~~ 84
Section 9.9	Solvency~~.~~	~~83~~ 85
Section 9.10	Compliance with Laws~~.~~	~~83~~ 85
Section 9.11	Taxes~~.~~	~~83~~ 85
Section 9.12	Monthly Report~~.~~	~~84~~ 85
Section 9.13	No Liens, Etc~~.~~	~~84~~ 85
Section 9.14	Information True and Correct~~.~~	~~84~~ 86
Section 9.15	Bulk Sales~~.~~	~~85~~ 86
Section 9.16	Collateral~~.~~	~~85~~ 86
Section 9.17	Selection Procedures~~.~~	~~85~~ 86
Section 9.18	Indebtedness~~.~~	~~85~~ 86
Section 9.19	No Injunctions~~.~~	~~85~~ 86
Section 9.20	No Subsidiaries~~.~~	~~85~~ 86
Section 9.21	ERISA ~~Compliance.~~ Matters	~~85~~86
Section 9.22	Investment Company Status~~.~~	~~85~~ 86
Section 9.23	Set-Off, Etc~~.~~	~~85~~ 86
Section 9.24	Collections~~.~~	~~85~~ 87
Section 9.25	Value Given~~.~~	~~86~~ 87
Section 9.26	Regulatory Compliance~~.~~	~~86~~ 87
Section 9.27	Separate Existence~~.~~	~~86~~ 87
Section 9.28	Transaction Documents~~.~~	~~86~~ 87
Section 9.29	Anti-Terrorism, Anti-Money Laundering~~.~~	~~86~~ 88
Section 9.30	Anti-Bribery and Corruption	88
Section 9.31	EEA Financial Institution	89
Section 9.32	Volcker Rule	89
Section 9.33	AIFMD	89
Section 9.34	Similar Law~~.~~	~~87~~ 89

ARTICLE X	COVENANTS	~~87~~ 89

Section 10.1	Protection of Security Interest of the Secured Parties~~.~~	~~87~~ 89
Section 10.2	Other Liens or Interests~~.~~	~~88~~ 89

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Section 10.3	Costs and Expenses~~.~~	~~88~~ 90
Section 10.4	Reporting Requirements~~.~~	~~88~~ 91
Section 10.5	Separate Existence~~.~~	~~88~~ 91
Section 10.6	Hedging Agreements~~.~~	~~90~~ 92
Section 10.7	Tangible Net Worth~~.~~	~~92~~ 94
Section 10.8	Taxes~~.~~	~~92~~ 94
Section 10.9	Merger, Consolidation, Etc~~.~~	~~92~~ 95
Section 10.10	Deposit of Collections~~.~~	~~92~~ 95
Section 10.11	Indebtedness; Guarantees~~.~~	~~92~~ 95
Section 10.12	Collateral Obligation Limitations~~.~~	~~93~~ 95
Section 10.13	Documents~~.~~	~~93~~ 95
Section 10.14	Preservation of Existence~~.~~	~~93~~ 95
Section 10.15	Limitation on Investments~~.~~	~~93~~ 95
Section 10.16	Distributions~~.~~	~~93~~ 96
Section 10.17	Performance of Borrower Assigned Agreements~~.~~	~~94~~ 96
Section 10.18	Material Modifications~~.~~	~~94~~ 96
Section 10.19	Further Assurances; Financing Statements~~.~~	~~94~~ 97
Section 10.20	Obligor Payment Instructions~~.~~	~~94~~ 97
Section 10.21	Delivery of Collateral Obligation Files~~.~~	~~95~~ 98
Section 10.22	Beneficial Ownership Certification~~.~~	~~95~~ 98
Section 10.23	Limitation on Purchases from Affiliates~~.~~	~~95~~ 98
Section 10.24	ERISA	98
Section 10.25	Policies and Procedures for Sanctions	98
Section 10.26	Compliance with Sanctions	98
Section 10.27	Compliance with Anti-Money Laundering	99

ARTICLE XI	THE COLLATERAL AGENT	~~96~~ 99

Section 11.1	Appointment of Collateral Agent~~.~~	~~96~~ 99
Section 11.2	Monthly Reports~~.~~	~~96~~ 99
Section 11.3	Collateral Administration~~.~~	~~96~~ 99
Section 11.4	Removal or Resignation of Collateral Agent~~.~~	~~99~~ 102
Section 11.5	Representations and Warranties~~.~~	~~100~~ 103
Section 11.6	No Adverse Interest of Collateral Agent~~.~~	~~100~~ 103
Section 11.7	Reliance of Collateral Agent~~.~~	~~101~~ 104
Section 11.8	Limitation of Liability and Collateral Agent Rights~~.~~	~~101~~ 104
Section 11.9	Tax Reports~~.~~	~~103~~ 107
Section 11.10	Merger or Consolidation~~.~~	~~104~~ 107
Section 11.11	Collateral Agent Compensation~~.~~	~~104~~ 107
Section 11.12	Anti-Terrorism Laws~~.~~	~~104~~ 107

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ARTICLE XII	GRANT OF SECURITY INTEREST	~~104~~108

Section 12.1	Borrower’s Grant of Security Interest~~.~~	~~104~~ 108
Section 12.2	Borrower Remains Liable~~.~~	~~106~~ 109
Section 12.3	Release of Collateral~~.~~	~~106~~ 109

ARTICLE XIII	FACILITY TERMINATION EVENTS	~~107~~ 110

Section 13.1	Facility Termination Events~~.~~	~~107~~ 110
Section 13.2	Effect of Facility Termination Event~~.~~	~~109~~ 112
Section 13.3	Rights upon Facility Termination Event~~.~~	~~110~~ 113
Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes~~.~~	~~110~~ 114
Section 13.5	Collective Proceedings~~.~~	~~111~~ 114
Section 13.6	Insolvency Proceedings~~.~~	~~111~~ 114
Section 13.7	Delay or Omission Not Waiver~~.~~	~~112~~ 115
Section 13.8	Waiver of Stay or Extension Laws~~.~~	~~112~~ 115
Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral~~.~~	~~112~~ 115
Section 13.10	Power of Attorney~~.~~	~~113~~ 116

ARTICLE XIV	THE FACILITY AGENT	~~113~~ 117
Section 14.1	Appointment~~.~~	~~113~~ 117
Section 14.2	Delegation of Duties~~.~~	~~114~~ 117
Section 14.3	Exculpatory Provisions~~.~~	~~114~~ 117
Section 14.4	Reliance by Note Agents~~.~~	~~114~~ 117
Section 14.5	Notices~~.~~	~~115~~ 118
Section 14.6	Non-Reliance on Note Agents~~.~~	~~115~~ 118
Section 14.7	Indemnification~~.~~	~~116~~ 119
Section 14.8	Successor Note Agent~~.~~	~~116~~ 119
Section 14.9	Note Agents in their Individual Capacity~~.~~	~~117~~ 120
Section 14.10	Borrower Procedural Review~~.~~	~~117~~ 120

ARTICLE XV	ASSIGNMENTS	~~117~~ 120

Section 15.1	Restrictions on Assignments~~.~~	~~117~~ 120

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Section 15.2	Documentation~~.~~	~~117~~ 120
Section 15.3	Rights of Assignee~~.~~	~~117~~ 121
Section 15.4	Assignment by Lenders~~.~~	~~118~~ 121
Section 15.5	Registration; Registration of Transfer and Exchange~~.~~	~~118~~ 121
Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes~~.~~	~~119~~ 122
Section 15.7	Persons Deemed Owners~~.~~	~~120~~ 123
Section 15.8	Cancellation~~.~~	~~120~~ 123
Section 15.9	Participations; Pledge~~.~~	~~120~~ 123
Section 15.10	Reallocation of Advances~~.~~	~~121~~ 124

ARTICLE XVI	INDEMNIFICATION	~~121~~ 124

Section 16.1	Borrower Indemnity~~.~~	~~121~~ 124
Section 16.2	Reserved~~.~~	~~122~~ 125
Section 16.3	Contribution~~.~~	~~122~~ 125
Section 16.4	Net After-Tax Basis~~.~~	~~122~~ 125

ARTICLE XVII	MISCELLANEOUS	~~122~~ 125

Section 17.1	No Waiver; Remedies~~.~~	~~122~~ 125
Section 17.2	Amendments, Waivers~~.~~	~~122~~ 126
Section 17.3	Notices, Etc~~.~~	~~123~~ 126
Section 17.4	Costs and Expenses.	~~124~~ 127
Section 17.5	Binding Effect; Survival~~.~~	~~124~~ 127
Section 17.6	Captions and Cross References~~.~~	~~124~~ 128
Section 17.7	Severability~~.~~	~~125~~ 128
Section 17.8	GOVERNING LAW~~.~~	~~125~~ 128
Section 17.9	Counterparts~~.~~	~~125~~ 128
Section 17.10	WAIVER OF JURY TRIAL~~.~~	~~125~~ 128
Section 17.11	No Proceedings~~.~~	~~125~~ 128
Section 17.12	Limited Recourse~~.~~	~~126~~ 129
Section 17.13	ENTIRE AGREEMENT~~.~~	~~127~~ 130
Section 17.14	Confidentiality~~.~~	~~127~~ 130
Section 17.15	Non-Confidentiality of Tax Treatment~~.~~	~~128~~ 131
Section 17.16	Replacement of Lenders~~.~~	~~128~~ 131
Section 17.17	Consent to Jurisdiction~~.~~	~~129~~ 132
Section 17.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions~~.~~	~~129~~ 132
Section 17.19	Lender Representation~~.~~	~~130~~ 133

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ARTICLE XVIII	COLLATERAL CUSTODIAN	~~130~~133

Section 18.1	Designation of Collateral Custodian~~.~~	~~130~~ 133
Section 18.2	Duties of the Collateral Custodian~~.~~	~~130~~ 133
Section 18.3	Delivery of Collateral Obligation Files~~.~~	~~132~~ 135
Section 18.4	Collateral Obligation File Certification~~.~~	~~133~~ 136
Section 18.5	Release of Collateral Obligation Files~~.~~	~~133~~ 137
Section 18.6	Examination of Collateral Obligation Files~~.~~	~~135~~ 138
Section 18.7	Lost Note Affidavit~~.~~	~~135~~ 139
Section 18.8	Transmission of Collateral Obligation Files~~.~~	~~136~~ 139
Section 18.9	Merger or Consolidation~~.~~	~~136~~ 139
Section 18.10	Collateral Custodian Compensation~~.~~	~~136~~ 139
Section 18.11	Removal or Resignation of Collateral Custodian~~.~~	~~136~~ 139
Section 18.12	Limitations on Liability~~.~~	~~137~~ 140
Section 18.13	Collateral Custodian as Agent of Collateral Agent~~.~~	~~138~~ 141

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EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	~~Form of Approval Notice~~Reserved
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations

- viii-

multiplied by (ii) the Collateral Obligation Amount of each such Collateral Obligation plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over an index other than a London interbank offered rate based index, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the LIBOR Rate for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation plus (c) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation minus the LIBOR Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation.

“Aggregate Notional Amount” shall mean, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date.

“Agreement” means this Loan Financing and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“AIF” has the meaning given to the term under the AIFMD.

“AIFM” has the meaning given to the term under the AIFMD.

“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification).

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b) 1⁄2 of one percent above the Federal Funds Rate; and

(c) zero.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account with respect to the related Collection Period.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the occurrence of any Facility Termination Event, 2.00% per annum and (ii) after the Revolving Period, 2.25% per annum; provided that, during any period while a Facility Termination Event has occurred and is continuing, the Applicable Margin otherwise in effect shall be increased by the addition thereto of 2.00% per annum.

“Appraised Value” means, with respect to any Asset Based Loan, the appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

~~“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, the approval of the Facility Agent, in its sole discretion, of such Collateral Obligation and the applicable Discount Factor, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority (including the division of any unitranche Loan), the Effective LTV and the Original Effective LTV (if such Collateral Obligation is an Asset Based Loan), the Original Leverage Multiple, other non-cash charges included in EBITDA and each other item listed in Section 6.2(h).~~

“Approved Valuation Firm” means, with respect to any Collateral Obligation, any valuation firm either (a) specified on the related Asset Approval Request and approved on the related Approval Notice or (b) otherwise approved in writing by the Facility Agent in its reasonable discretion.

“Asset Approval Request” means ~~a notice~~an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 ~~which requests an Approval Notice with respect to~~or (ii) notifies the Facility Agent that the information required by Exhibit C-3, to the extent available (and if not available, the Facility Agent has approved the unavailability of such information), has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Collateral Obligations ~~and shall include (among other things):~~.

~~(a) the proposed date of each related acquisition;~~“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-4 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations.

~~(b) the Servicer’s internal risk rating (including all other output and related calculations) for each such Collateral Obligation;~~

~~(c) the Original Leverage Multiple (and attaching Original Leverage Multiple, if any), and, if such Collateral Obligation is an Asset Based Loan, Original Effective LTV (and attaching Original Effective LTV, if any) for each such Collateral Obligation, measured as of the date of such notice;~~

~~(d) each requested other non-cash charge to be included in EBITDA (if any);~~

~~(e) a list, for each such Second Lien Loan, of any Liens permitted under the applicable Underlying Instruments that are permitted to (i) secure borrowed money in excess of $500,000, whether individually or in the aggregate and (ii) rank in priority senior to or pari passu with such Second Lien Loan;~~

~~(f) a related Schedule of Collateral Obligations; and~~

~~(g) all Obligor Information.~~

“Asset Based Loan” means any Loan which the Servicer identifies on the related Asset Approval Request that (i) was underwritten primarily on the appraised value of the assets securing such Loan and (ii) is governed by a borrowing base.

“Assigned Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) is elevated within 30 days of the related Cut-Off Date.

of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“Bond” means a Senior Secured Bond or an Unsecured Bond.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means, on any day of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the amount on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) the amount on deposit in the Unfunded Exposure Account.

“Borrowing Base Condition” means, both before and after giving pro forma effect to any such distribution, (i) with respect to any distribution permitted under Sections 10.16(a)(A)(1) and 10.16(a)(A)(2), the Borrowing Base is greater than or equal to the Advances outstanding, and (ii) with respect to any distribution permitted under Sections 10.16(a)(A)(3) and 10.16(a)(A)(4), the Borrowing Base is greater than or equal to 110% of the Advances outstanding.

“Business Day” means any day that is not (i) a Saturday or, Sunday, (ii) any other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed or (iii) if the applicable Business Day relates to the advance or continuation of, or payment of an Advance bearing interest at the LIBOR Rate or the determination of the LIBOR Rate, days on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England are closed. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.

“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses such that the aggregate amount of such Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under the Transaction Documents in any calendar year do not exceed the sum of (i) 0.03% per annum of the Aggregate Eligible Collateral Obligation Amount plus (ii) $100,000.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), (b) GSO Direct Lending Fund-D Associates LLC or an Affiliate thereof shall not be the general partner of the Equityholder and (c) GSO Holdings I L.L.C. or an Affiliate thereof shall no longer be the sole owner of the general partner of the Equityholder.

~~“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower.~~

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means U.S. Bank National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent and Collateral Custodian, the Securities Intermediary and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means U.S. Bank National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Obligation” means a Loan, a Bond or Participation Interest therein owned by the Borrower, excluding the Retained Interest thereon.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time.

The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation shall be zero.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent in the possession of the Borrower, (iii) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation, and (iv) any other document included by the Servicer on the related Document Checklist.

~~“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.~~

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test and the Maximum Weighted Average Life Test.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Securities Intermediary or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) With respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day; provided, that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Base Rate.

(b) With respect to each Committed Lender, the Base Rate

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a fundamental component used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

“Determination Date” means the last day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.

“Discount Factor” means, with respect to each Collateral Obligation and as of any date of determination pursuant to Section 2.7, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section 2.7.

“Distribution Date” means the 15th day of each February, May, August and November, or if such date is not a Business Day, the next succeeding Business Day, commencing in May 2019.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised criteria and the application of such revised criteria to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents contained in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“Dodd-Frank Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means, with respect to any period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent reported pursuant to the related Underlying Instruments and set forth on the related Asset Approval Notice or otherwise approved by the Facility Agent in its sole discretion, other non-cash charges that were deducted in determining earnings from continuing operations for such period and, to the extent approved by the Facility Agent on a Collateral Obligation by Collateral Obligation basis, any other costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution to the extent such public administrative authority or Person has the authority to exercise Write-Down and Conversion Powers.

~~“Effective Advance Rate” means, on any date of determination, (a) the Advances outstanding on such date divided by (b) the sum of (i) the Adjusted Aggregate Eligible Collateral Obligation Balance on such date plus (ii) the amount of Principal Collections on deposit in the Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.~~

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Equity” means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations ~~minus (ii)~~on such date plus the amount on deposit in the Principal Collection Account on such date plus the amount on deposit in the Unfunded Exposure Account on such date minus the Aggregate Unfunded Amount on such date minus the outstanding principal amount of all Advances on such date and (y) $0.

“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the product of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Borrower. DBNY and U.S. Bank National Association are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise added with the consent of the Borrower or waived by the Facility Agent and the Majority Lenders (provided, that if there is more than one Lender on such Measurement Date, at least two Lenders) in their respective sole discretion on the ~~applicable~~related Asset Approval Notice; provided, that the Borrower shall be permitted, at its sole expense and effort, to replace any Lender that has not consented to any such proposed waiver in accordance with Section 17.16(b)):

(a) the Facility Agent in its sole discretion has delivered an Asset Approval Notice with respect to such Collateral Obligation;

(b) such Collateral Obligation is a First Lien Loan, a FILO Loan, a Second Lien Loan, a Unitranche Loan or a Bond;

(c) such Collateral Obligation is not a Defaulted Collateral Obligation;

(d) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e) such Collateral Obligation is not a Structured Finance Obligation, an Unsecured Loan or participation interest (unless it is a Participation Interest);

(f) such Collateral Obligation is denominated in Dollars and is not convertible by the Obligor thereof into any currency other than Dollars;

(g) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(h) such Collateral Obligation is not a lease (including a financing lease);

(i) if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 3.00% per annum over the LIBOR Rate or (ii) otherwise, 3.00% per annum over the applicable index rate;

(j) reserved;

(k) such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof);

(l) such Collateral Obligation is not a trade claim and the value of such Collateral Obligation is not primarily derived from an insurance policy;

(m) such Collateral Obligation does not have either (x) a public rating by Standard & Poor’s of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below;

(n) the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(o) such Collateral Obligation is not Margin Stock;

(p) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(q) such Collateral Obligation provides for the periodic payment of cash interest;

(r) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard, other than non-credit related risks that have previously been disclosed to the Facility Agent during the process of obtaining an Asset Approval Notice with respect to such Collateral Obligation;

(s) the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Servicer;

(t) the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file;

(u) the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(v) such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the Facility Agent, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Facility Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);

(w) the proceeds of such Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(x) the Related Security for such Collateral Obligation is primarily located in the United States or an Eligible Jurisdiction;

(y) if such Collateral Obligation is an Assigned Participation Interest, such Assigned Participation Interest has been elevated to a full assignment within the earlier to occur of (x) thirty (30) days of the related Cut-Off Date and (y) two (2) Business Days following the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event; ~~and~~

(z) if such Collateral Obligation is a Participation Interest, the seller thereof has (x) long-term unsecured ratings of at least “Baa1” by Moody’s and “BBB+” by S&P and (y) short-term unsecured ratings of at least “A-1” by S&P and “P-1” by Moody’s;

(aa) such Collateral Obligation does not have an Obligor in a Prohibited Industry; and

(bb) the proceeds of such Collateral Obligation will not be used to finance the growth and sale of recreational marijuana, the sale of firearms or any other defense equipment, the development of adult entertainment, any form of betting and gambling or the making or collection of pay day loans, nor will they be used to provide financing to any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation.

“Eligible Jurisdiction” means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.

“Eligible Obligor” means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body ~~and (iv~~, (iv) is not insolvent, (v) is required to pay all maintenance, repair, insurance and taxes related to the related Collateral Obligation, (vi) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (vii) is not a Non-Sustainable Obligor.

“Eligible Successor” means an entity (1) that is legally qualified and has the capacity to act as Servicer under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Servicer under this Agreement and (2) the appointment of which will not cause either of the Borrower or the pool of Collateral Obligation to become required to register under the provisions of the 1940 Act.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” means GSO Direct Lending Fund-D LP, a Delaware limited partnership, together with its permitted successors and assigns.

“Equity Cure Notice” means a notice from the Borrower to the Facility Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Facility Agent not later than two (2) Business Days after the occurrence of an event specified in Section 13.1(e) or (q), as applicable;

(b) such notice sets forth evidence reasonably satisfactory to the Facility Agent that (i) the Equityholder has rights pursuant to its organizational documents to call capital from its investors in an aggregate amount sufficient to cure the event specified in clause (a) and (ii) the Equityholder has made a capital call on its investors in an aggregate amount sufficient (when aggregated with other available cash of the Equityholder) to cure such event, and the proceeds of such capital call will be paid by the Equityholder to the Borrower; and

(c) not more than one (1) other Equity Cure Notice has been delivered within the previous twelve (12) calendar months.

“Equity Security” means any asset that is not a First Lien Loan, a Second Lien Loan, a Bond or a Permitted Investment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Exceptions” has the meaning set forth in Section 18.4(b).

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case multiplied by the Discount Factor applicable to each such individual Collateral Obligation:

(a) the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are (x) Second Lien Loans (excluding the portion of any Unitranche Loan or FILO Loan that is deemed to be a Second Lien Loan) or (y) Unsecured Bonds, over 15% of the Excess Concentration Measure;

(b) the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are Second Lien Loans solely because they are the portion of a Unitranche Loan designated as such by the Facility Agent on the related Asset Approval ~~Notice~~Request over 15% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of the Excess Concentration Measure; provided, that with respect to any three Obligors that represent Principal Balances of all Collateral Obligations in excess of all other single Obligors), the sum of the Principal Balances of all Collateral Obligations that are obligations of each of such Obligors may be up to 7.0% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in the following proviso) over 15% of the Excess Concentration Measure; provided that (x) the sum of the Principal Balances of all Collateral Obligations with Obligors in the largest Moody’s Industry Classification, may be up to 30.0% of the Excess Concentration Measure and (y) the sum of the Principal Balances of all Collateral Obligations with Obligors in the second largest Moody’s Industry Classification may be up to 20.0% of the Excess Concentration Measure; provided further, subject to the above limitation, that the sum of the Principal Balances of all Eligible Collateral Obligations with Obligors in (x) “Utilities: Oil & Gas” and “Corp-Energy: Oil & Gas” Moody’s Industry Classifications may be up to an aggregate 10% of the Excess Concentration Measure and (y) “Corp-Metals & Mining” Moody’s Industry Classifications may be up to an aggregate 10% of the Excess Concentration Measure;

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~150,000,000,~~200,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the aggregate principal amount of all the Advances outstanding.

“Facility Termination Date” means the earlier of (i) the date that is twenty-four months after the last day of the Revolving Period and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“Facility Termination Event” means any of the events described in Section 13.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means any Loan that (i) becomes, by its terms, subordinate in right of payment to one or more other obligations of the related Obligor, in each case issued under the same Underlying Instruments as such Loan, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition by the Borrower equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that any Loan that would otherwise be a FILO Loan hereunder but has, on any date of determination, (a) a Leverage Multiple that attaches less than 1.25x of leverage of such Obligor, as reasonably determined by the Facility Agent, and (b) all such obligations that are senior to such Loan is less than an amount equal to the product of (i) 25% multiplied by (ii) the aggregate principal amount of senior tranches of such credit facility (including any such revolving tranche or senior tranche as well as the “first lien” tranche acquired by the Borrower) shall be deemed to be a First Lien Loan for all purposes hereunder; provided that if such Loan has a Leverage Multiple that attaches greater than 2.5x of leverage of such Obligor, such Loan shall be deemed to be a Second Lien Loan for all purposes hereunder.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person. For the avoidance of doubt, each of GSO Capital Partners LP and The Blackstone Group L.P. and their respective Affiliates, investment funds and investment vehicles controlled, managed or advised, directly or indirectly, by GSO Capital Partners LP, The Blackstone Group L.P. or any of their respective Affiliates shall be deemed to be a Financial Sponsor.

“First Lien Broadly Syndicated Loan” means any Loan that satisfied the requirements of a First Lien Loan and that (i) is a broadly syndicated commercial loan, (ii) as of the Cut-~~off~~Off Date, has a tranche size of $200,000,000 or greater, (iii) the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $50,000,000 (after giving pro forma effect to any acquisition in connection therewith) and (iv) it is (A) rated by both S&P and Moody’s (or the relevant Obligor is rated by both S&P and Moody’s) and such ratings are not lower than “B3” by Moody’s and “B-” by S&P and (B) actively quoted by at least two (2) Approved Broker Dealers and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service.

“First Lien Loan” means any Loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, DIP Loans shall constitute First Lien Loans.

~~“First Lien Broadly Syndicated Loan” means any Loan that satisfied the requirements of a First Lien Loan and that (i) is a broadly syndicated commercial loan, (ii) as of the Cut-off Date, has a tranche size of $200,000,000 or greater, (iii) the relevant Obligor has an EBITDA for the prior twelve calendar months of at least $50,000,000 (after giving pro forma effect to any acquisition in connection therewith) and (iv) it is (A) rated by both S&P and Moody’s (or the relevant Obligor is rated by both S&P and Moody’s) and such ratings are not lower than “B3” by Moody’s and “B-” by S&P and (B) actively quoted by at least two (2) Approved Broker Dealers and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service.~~

“First Lien Middle Market Loan” means any Loan that satisfies the requirements of a First Lien Loan and is a (a) Loan (other than a First Lien Broadly Syndicated Loan), excluding the Retained Interest thereon or (b) a Loan that was a First Lien Broadly Syndicated Loan on the related Cut-Off Date which, pursuant to this clause (b), no longer satisfies any of the following: (1) the criteria set forth in clause (iv)(B) of the definition thereof or (2) with respect to clause (iii) of the definition thereof, the relevant Obligor fails to have an EBITDA for the prior twelve calendar months of at least $50,000,000 (after giving pro forma effect to any acquisition in connection therewith).

“First Out Loan” means any First Lien Loan that, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, post-event of default scenario or liquidation proceedings, is senior in right of payment to (and documented under the same Underlying Instruments as) a FILO Loan to the same Obligor.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would have a material and adverse effect on any Lender and (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during a Facility Termination Event or a result of a waiver of a Facility Termination Event), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”,

time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any commercial loan.

“Majority Lenders” means, at any time, Required Lenders; provided that, in addition to the foregoing, if there are more than two (2) Lenders at such time, at least two (2) Lenders shall be required to constitute “Majority Lenders”.

“Make-Whole Fee” means a fee equal to the positive difference (if any) of (x) the product of (1) the Applicable Margin multiplied by (2) the average daily Commitment of the applicable Lender Group during the related Accrual Period multiplied by (3) Make-Whole Fee Percentage minus (y) the product of (1) the Applicable Margin multiplied by (2) the daily average Advances funded by the applicable Lender Group during such Accrual Period minus (z) the Undrawn Fee accrued during such Accrual Period with respect to the amount of the unutilized Commitment for which a Make-Whole Fee is owing pursuant to the foregoing clauses (x) and (y).

“Make-Whole Fee Percentage” means on any day (a) prior to the six-month anniversary of the Omnibus Amendment Effective Date, ~~50~~65 % and (b) thereafter until the end of the Revolving Period, 75%. The Make-Whole Fee shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which the Make-Whole Fee is payable over a year comprised of 360 days.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

~~“Material Action” means an action to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.~~

Modification if any such amendment, waiver, modification or supplement grants an extension (or extensions) of not more than 30 days of the time for delivery of quarterly or annual financial statements or grants an extension (or extensions) of the time for delivery of, or waives delivery of, financial statements other than quarterly and annual financial statements;

(g) results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Obligation was originally denominated unless the related currency risk is mitigated by a Hedging Agreement acceptable to the Facility Agent in its reasonable discretion;

(h) with respect to an Asset Based Loan, results in a material (as determined by the Facility Agent in its reasonable discretion) change to or grants material (as determined by the Facility Agent in its reasonable discretion) relief from the borrowing base or any related definition;

(i) with respect to an Asset Based Loan, any of (i) if the Borrower has the authority to change the appraiser with respect to such Asset Based Loan as set forth on the related Asset Approval Request, the appraiser is changed to a Person other than an Approved Valuation Firm without the prior written consent of the Facility Agent, (ii) the frequency of the appraisals is reduced from the frequency set forth on the related Asset Approval Request or (iii) the related appraiser changes the metric for valuing the collateral of such Loan other than in accordance with its ordinary practices, and such change results in an increase in the value of the collateral for such Asset Based Loan; or

(j) results in a modification of the calculation of EBITDA for any Obligor during any period hereunder, by including any other non-cash charges that were deducted in determining earnings of such Obligor from continuing operations for such period, unless (w) such modification or non-cash charges were set forth on the related Asset Approval ~~Notice~~Request, (x) such modification or non-cash charges were otherwise approved by the Facility Agent in its sole discretion, (y) the Servicer continues to calculate the EBITDA of such Obligor without giving effect to such modification for all purposes under this Agreement, or if the Servicer elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Servicer shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (z) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (g) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for LIBOR.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account, each as of such date of determination plus (v) for collateral for which a sale trade confirmation is available, the aggregate sale proceeds of all Collateral Obligations that the Borrower shall have committed to sell as of such date but for which the settlement date has not yet occurred.

“Maximum Portfolio Advance Rate” means:

Diversity Score	Maximum Portfolio Advance
Rate
Any score for 120 days after the Effective Date	50.0%
Greater than or equal to 6 but less than or equal to 10	60.0%
Greater than 10 but less than or equal to 15	62.5%
Greater than 15 but less than or equal to 20	65.0%
Greater than 20	67.5%

“Maximum Weighted Average Life Test” means a test that will be satisfied on any day if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date, (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.12; (vii) the date of any Optional Sale; and (viii) the date the Diversity Score first is equal to or greater than 6.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than (x) prior to the Omnibus Amendment Effective Date, 6, ~~during the Ramp-up Period,~~ and (y) ~~10,~~ thereafter, 10; provided that no such Minimum Diversity Test shall be required within 120 days of the Effective Date.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination on or after the Omnibus Amendment Effective Date if the Effective Equity is greater than ~~as specified in the applicable row under the “Minimum Equity Condition” column below:~~the greater of (a) $25,000,000 and (b) the aggregate of the outstanding Principal Balances of the Collateral Obligations that comprise the four largest Obligors.

~~Advances Outstanding/Time~~	~~Minimum Equity Condition~~

~~Initial Advances outstanding~~	~~Greater of (i) $15,000,000 and~~
~~(ii) the largest two Obligors~~

~~Earlier of (i) 120 days and (ii)~~	~~Greater of (i) $20,000,000 and~~
~~the Advances outstanding are~~
~~(ii) the largest three Obligors~~
~~equal to $100,000,000~~

~~Earlier of (i) 180 days and (ii)~~	~~Greater of (i) $25,000,000 and~~
~~the Advances outstanding are~~
~~(ii) the largest four Obligors~~
~~equal to $150,000,000~~

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon on such date is equal to or greater than 6.50%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any day if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 5.5%

“Monthly Report” means a report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.

“Non-Assigned Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new coal-fired power irrespective of location, (v) in developing greenfield thermal coal mining, or (vi) in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 14.1.

“Note Register” has the meaning set forth in Section 15.5(a).

“Note Registrar” has the meaning set forth in Section 15.5(a).

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any Loan and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor.

“Obligor Information” means, with respect to any obligor, (i) the legal name and address and, if available to the Servicer using commercially reasonable efforts, tax identification number of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the three prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available, unless the Servicer has notified the Facility Agent that such audited financial statements are unavailable and the Facility Agent has, in its sole discretion, waived the requirement to deliver such audited financial statements), (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation and any non-privileged updates or supplements to such memo, which memo is expected to include (a) an executive deal summary setting forth the purpose and terms of the loan transaction underlying the related Collateral Obligation, (b) a company overview of the Obligor including sources and uses, pro-forma capitalization and organizational chart and corporate structure, (c) indicative terms of the related Collateral Obligation(s), (d) an overview of the industry of such Obligor, (e) a summary of historical financial statements and performance of such Obligor, (f) a valuation and comparables, (g) a company forecast of such Obligor including plans related to capital expenditures, (h) the business model, company strategy and names of known peers of such Obligor, (i) the shareholding pattern and details of the management team of such Obligor and (j) details of any banking facilities and the debt maturity schedule of such Obligor; provided that the items set forth in clauses (a) through (j) above shall not be required with respect to each such internal credit memo but are indicative of the expected contents of such internal credit memos prepared by the Servicer generally; and (v) such other information reasonably available to the Servicer as the Facility Agent may reasonably request; provided, further, that to the extent any of the above information is unavailable, the Servicer will notify the Facility Agent of such missing information, and the Facility Agent may, in its sole discretion, provide a waiver with respect to such information.

“OFAC” has the meaning set forth in Section 9.29(a).

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Omnibus Amendment Effective Date” means September 9, 2019.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 7.11.

“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Asset Approval ~~Notice~~Request.

“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer and approved by the Facility Agent in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Asset Approval ~~Notice~~Request (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of “Material Modification”).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 17.16).

“Participant” has the meaning set forth in Section 15.9.

“Participant Register” has the meaning set forth in Section 15.9.

“Participation Interest” means an Assigned Participation Interest and a Non-Assigned Participation Interest.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:

(a) the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and

(b) the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Servicer.

“Permitted Investment” means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a non-U.S. depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Securities Intermediary or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Securities Intermediary has taken actual or constructive delivery of such obligation in accordance with Article VIII of this Agreement, and (ii) entered into with (x) the Securities Intermediary or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s (including, if

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Prepayment Fee” means a nonrefundable fee equal to (a) 1.0% from the Effective Date to but excluding October 11, 2019, (b) 0.50% from and including the Effective Date to October 11, 2019 to October 9, 2020, and (c) thereafter, 0.00%.

“Primary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Primary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Primary Servicer Fee in its sole discretion.

“Primary Servicer Fee Percentage” means 0.45%.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the outstanding principal balance of such Collateral Obligation, exclusive of (x) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut-Off Date applicable to such Deferrable Collateral Obligation and (y) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the “Principal Balance” of any ~~revolving loan~~Revolving Loan as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 191996-202, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Prohibited Defense Asset” means a Collateral Obligation in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.

“Prohibited Industry” means with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; or (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof).

“Purchase Price” means, with respect to any Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation minus all Principal Collections described in clause (i) of the definition thereof in respect of such Collateral Obligation.

“Ramp-up Period” means the period from and including the Effective Date to the earlier of (i) the first date on which the sum of the Aggregate Eligible Collateral Obligation Amount equals or is greater than the Target Portfolio Amount and (ii) ~~the six-month anniversary of the Effective Date.~~January 9, 2020.

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Reinvestment” has the meaning given in Section 8.3(b).

“Reinvestment Date” has the meaning given in Section 8.3(b).

“Reinvestment Request” has the meaning given in Section 8.3(b).

“Related Collateral Obligation” means any Collateral Obligation where the Equityholder or any Subsidiary of the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances

(h) with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor) to retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan that at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan in included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Loan that or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent; or

(i) with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases by more than an amount equal to 15% of the Original Effective LTV of such Collateral Obligation; provided that each subsequent increase of an additional 15% over the applicable Original Effective LTV shall be an additional Revaluation Event.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) October 11, 2021 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of a Facility Termination Event.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.29(a).

“Sanction Target” has the meaning set forth in Section 9.29(a).

“Sanctions” has the meaning set forth in Section 9.29(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan (including any portion of a loan designated as “Second Lien Loan” by the Facility Agent in the related Asset Approval ~~Notice~~Request) that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral (subject to Liens permitted under the applicable Underlying Instrument that are reasonable for similar loans and, if permitted to secure borrowed money in excess of $500,000 and rank in priority senior to or pari passu with such Second Lien Loan, whether individually or in the aggregate, are set forth on the related Asset Approval Request); provided that, if, as of any date, the portion of a FILO Loan or Unitranche Loan designated as a “Second Lien Loan” by the Facility Agent improves such that the Leverage Multiple with respect to such portion as of such date is lower than the related Original Leverage Multiple, the Servicer may present such change to the Facility Agent who may re-determine the designation in its sole discretion.

“Secondary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Secondary Servicer Fee in its sole discretion.

“Secondary Servicer Fee Percentage” means 0.30%.

“Secured Indebtedness” means, with respect to a Person as of a given date, all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Secured Recourse Indebtedness” means Secured Indebtedness in respect of which recourse for payment is to all assets of a Person, provided that Secured Indebtedness that is only recourse to all assets of a Person as a result of customary exceptions to non-recourse liability such as fraud, misapplication of funds, environmental indemnities, and other similar exceptions shall not be deemed to be Secured Recourse Indebtedness.

effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Servicer shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business, unless, in the case of a conviction of a senior executive officer of the Servicer, such senior executive officer has, within 30 days after such occurrence, been removed from performing work in fulfillment of the Servicer’s obligations under this Agreement; or

(j) GSO Direct Lending Fund-D LP or another affiliate of GSO Capital Partners LP ceases to be the Servicer.

“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties (including in respect of any exercise of discretion) with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Servicer or GSO Capital Partners LP exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and (ii) to the extent not inconsistent with clause (i), the Servicer’s or GSO Capital Partners LP’s customary standards, policies and procedures.

“Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Standard & Poor’s” or “S&P” means S&P Global Ratings and any successor thereto.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.12 and the Sale Agreement.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target Portfolio Amount” means $~~250,000,000.~~400,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Servicer in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” a fee payable pursuant to Section 3.1(b) for each day of the related Collection Period during the Revolving Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day, times (y) the Undrawn Fee Rate times (z) 1/360.

“Undrawn Fee Rate” means, ~~(a) beginning on the Effective Date and ending on January 11, 2019, 0.0%, (b) from January 11, 2019 to April 11, 2019, 0.25% and (c) thereafter,~~beginning on the date of the Omnibus Amendment Effective Date, (a) with respect to the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day (the “Undrawn Amount”) up to (i) prior to any increase of the Facility Amount to $250,000,000 pursuant to Section 2.8, $50,000,000, and (ii) after any increase of the Facility Amount pursuant to Section 2.8, $100,000,000, (A) from the Omnibus Amendment Effective Date to January 9, 2020, 0.25% and (B) thereafter, 0.50% and (b) with respect to any Undrawn Amount above and beyond (i) prior to any increase of the Facility Amount to $250,000,000 pursuant to Section 2.8, $50,000,000, and (ii) after such increase, $100,000,000, 0.50%.

“Unfunded Exposure Account” means the account designated as the Unfunded Exposure Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unitranche Loan” means any First Lien Loan (including First Lien Broadly Syndicated Loans and First Lien Middle Market Loans) or FILO Loan that (i)(A) has an attaching Leverage Multiple of equal or greater than 4.0x, (B) is not a First Out Loan and (C) has a portion of such loan designated as a “Second Lien Loan” by the Facility Agent in the related Asset Approval ~~Notice~~Request.

“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.

“Unmatured Servicer Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

“Unsecured Bond” means any bond that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.

“Unsecured Loan” means any loan that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of email, telex, telecopier device, telegraph or cable.

“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.

Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e) For the avoidance of doubt, on each Measurement Date, the Borrower shall cause the Servicer to re-determine the status of each Eligible Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, (A) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (B) Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may, upon receipt of a related Asset Approval ~~Notice~~Request, be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g) All calculations required to be made hereunder with respect to the Collateral Obligations and the Borrowing Base (including, without limitation, to determine whether an Unmatured Facility Termination Event or Facility Termination Event shall have occurred) shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date and (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations.

(h) For all purposes under this Agreement, “knowledge” shall mean actual knowledge after reasonable inquiry.

(i) Notwithstanding anything to the contrary set forth in this Agreement, each reference to notice being delivered to both the Facility Agent and the Collateral Agent shall mean notice delivered by the applicable party to the Collateral Agent, who shall then promptly deliver notice to the Facility Agent; provided that each Advance Request and each voluntary prepayment notice shall be delivered by the Borrower to the Facility Agent, the Collateral Agent and each Agent (in the manner and at the times specified in the relevant provisions of this Agreement), and, in doing so, the Borrower shall be entitled to rely solely on the information contained in the Note Register and on Annex A and shall have no liability for any errors or omissions in either thereof.

(j) Unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of International Financial Reporting Standards) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to the Facility Agent a written reconciliation in form and substance reasonably satisfactory to the Facility Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

ARTICLE II

THE FACILITY, ADVANCE PROCEDURES AND NOTES

Section 2.1 Advances. (a) On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to or on behalf of the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 2.7 Calculation of Discount Factor.

(a) In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation.

(b) If, but only if, a Revaluation Event occurs with respect to any Collateral Obligation, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent, in its sole discretion. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower, the Collateral Agent and the Servicer. The Collateral Agent shall forward a copy of such notice to each Agent. To the extent the Servicer has actual knowledge or, pursuant to the terms of the applicable Underlying Instruments, has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give prompt notice thereof to the Facility Agent and the Collateral Agent (but, in any event, not longer than two Business Days after it receives notice or gains actual knowledge thereof). The Collateral Agent shall forward a copy of such notice to each Agent.

(c) The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Servicer, each Agent and the Collateral Agent.

Section 2.8 Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) within three (3) months of the Omnibus Amendment Effective Date, increase the Commitment of the existing Lender Groups (pro rata)~~, (ii~~ to an aggregate Facility Amount of $250,000,000, (ii) increase the Commitment of the existing Lender Groups (pro rata), (iii) add additional Lender Group and/or (~~iii~~iv) increase the Commitment of any Lender Group, in each case which shall increase the Facility Amount by the amount of the Commitment of each such existing or additional Lender Group; provided, that after giving effect to the increase described above in clause (i), (ii), (iii) and (~~iii~~iv ), in no event shall the aggregate Commitment exceed $1,000,000,000.

ARTICLE III

YIELD, UNDRAWN FEE, ETC.

Section 3.1 Yield and Undrawn Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.

on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests are satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Condition is satisfied; and the Minimum Equity Condition is satisfied, or (ii) with respect to each Reinvestment, (A)(1) ~~after the first 120 days and before the end of the Ramp-up Period~~prior to the Omnibus Amendment Effective Date, the Diversity Score is at least 6 and (2) after the ~~Ramp-up Period~~Omnibus Amendment Effective Date, the Diversity Score is at least 8 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Condition is satisfied; provided that, for the avoidance of doubt, there shall be no Diversity Score requirement for the first 120 days after the Effective Date;

(g) Hedging Agreements. The Facility Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h) Facility Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower~~,~~ or the incremental pledge of any Collateral Obligation owned by the Borrower, (1) the Borrower shall have received ~~a copy of~~ an Asset Approval Notice with respect to such Collateral Obligation from the Facility Agent (who shall forward a copy to the Collateral Agent, who shall forward a copy to each Agent) and (2) the Borrower (or the Servicer on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Asset Approval Notice;

(i) Permitted Use. The proceeds of any Advance will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j) Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Borrower shall cause the Servicer to report the Approved Valuation Firm, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request or Reinvestment Request, as applicable, related to such Collateral Obligation; and

(k) Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such occur an event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA, or fail to make any required contributions or payments of withdrawal liability to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(f) Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral in all material respects and will take all necessary action to preserve the first priority security interest (subject to Permitted Liens) of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations; provided, however, that nothing in this Section 7.6(f) shall require the Servicer to exercise a standard of care with respect to the Collateral and the Collateral Obligations that is greater than that which is required by the Servicing Standard.

(g) Liens. The Borrower shall not permit the Servicer to create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.

(h) Servicer Obligations. The Borrower shall not permit the Servicer to (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Facility Agent is not a party without the prior written consent of the Facility Agent, (ii) agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Facility Agent, (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (iv) change its fiscal year so that the reports described in Section 7.6(i) would be delivered to the Facility Agent and each Agent less frequently than every 12 months.

(i) Financial Reports. The Borrower shall cause the Servicer to furnish, or cause to be furnished, to the Facility Agent and each Agent:

(i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Equityholder, a copy of the audited consolidated and unaudited consolidating balance sheet of the Equityholder and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year, and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Commission, in the Equityholder’s annual report on Form 10-K, shall be deemed delivered to the Facility Agent and each Agent on the date such documents are made so available; provided that the first set of financial reports shall be received by the end of November 2018; and

Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d) The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Minimum Equity Condition.

Section 8.2 Excluded Amounts. The Borrower may cause the Servicer to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral ~~Agent and approved by the Facility~~ Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i) From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A) FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $50,000 on any Distribution Date;

(B) SECOND, to the Collateral Agent and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period pursuant to the Collateral Agent and Collateral Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses;

(C) THIRD, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any fees of the Servicer in an aggregate amount not to exceed the amount of any accrued and unpaid Primary Servicer Fee for the related Collection Period;

(D) FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(D), (A) to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E) FIFTH, during the Revolving Period, to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the outstanding Advances (1) in the amount necessary to reduce the Advances outstanding to an amount not to exceed the lower of the Borrowing Base and the Maximum Availability and (2) if either (or both of) the Minimum Diversity Test or the Minimum Equity ~~Test~~Condition is not satisfied on such Distribution Date, in the amount necessary to reduce the Advances outstanding to zero;

(F) SIXTH, after the end of the Revolving Period, first (1) if a Revaluation Diversion Event has occurred, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero and second (2) to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding, in an amount equal to all remaining Amount Available constituting Interest Collections; provided that all Interest Collections shall be released to the Borrower in full so long as the Diversity Score is greater than 10;

(G) SEVENTH, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any fees of the Servicer in an aggregate amount not to exceed the amount of any accrued and unpaid Secondary Servicer Fee for the related Collection Period, as well as any expenses of the Servicer or other amounts owing to the Servicer;

(H) EIGHTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(H), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(I) NINTH, to any Affected Persons, any Increased Costs then due and owing;

(J) TENTH, to the extent not previously paid pursuant to Section 8.3(a)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The ~~Facility Agent~~Servicer shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the ~~Facility Agent~~Servicer, such reports, instructions, statements and certificates shall be executed by the Borrower and the ~~Servicer and~~, in the case of the Monthly Report, the Collateral Agent shall make the distributions required by Section 8.3 pursuant to such Monthly Report.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:

Section 9.1 Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and its interest in the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2 Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3 Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 9.4 Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

Borrower (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Agent, any Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Agent, the applicable Agent or the Facility Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished.

Section 9.15 Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 9.16 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17 Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Agent or Lender.

Section 9.18 Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.19 No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

Section 9.20 No Subsidiaries. The Borrower has no Subsidiaries.

Section 9.21 ERISA ~~Compliance~~Matters. It has no benefit plans subject to ERISA. It is not a Benefit Plan Investor.

Section 9.22 Investment Company Status. It is not an “investment company” as such term is defined in the 1940 Act.

Section 9.23 Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby.

Section 9.24 Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.

Section 9.25 Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder (including, for this purpose, equity of the Borrower) or the applicable third party seller in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26 Regulatory Compliance. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying ~~margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the FRS Board)~~Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Servicer, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Servicer (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28 Transaction Documents. The Transaction Documents delivered to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to the this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the elevation of such Assigned Participation Interest. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the elevation of such Assigned Participation Interest.

Section 9.29 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower is (i) a country, territory, organization, person or entity named on ~~an~~any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC~~) list~~”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (ii) a Person that resides or has a place of business in a country or ~~territory named on such lists~~, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries (a “Sanction Target”) or is owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person who is the subject or target of Sanctions; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is in compliance with (a) all ~~applicable~~ OFAC rules and regulations ~~and also in~~, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”).

Section  9.30 Anti-Bribery and Corruption. (a) Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b) The Borrower has instituted and maintains policies and procedures reasonably designed to promote continued compliance with all applicable ~~provisions of the USA Patriot Act~~Anti-Bribery and Corruption Laws.

(c) The Borrower will not directly or, to its knowledge, indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

Section  9.31 EEA Financial Institution. The Borrower is not an EEA Financial Institution.

Section  9.32 Volcker Rule. To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.

Section  9.33 AIFMD. The Borrower is not (i) an AIFM or (ii) an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD.

Section  9.34 ~~Section 9.30~~ Similar Law. The Borrower is not a plan subject to any Similar Law or an entity subject to any Similar Law by reason of the investment in the Borrower of one or more “governmental plans” (as defined by Section 3(~~33~~32) of ERISA) or other plans or during any period that the assets, properties or revenues of the Borrower are subject to any Similar Law, by reason of the investment in the Borrower of one or more “governmental plans” (as defined by Section  3(~~33~~32 ) of ERISA) or other plans, neither the entering into and performance of the Agreement nor any other transactions entered into under the Transaction Documents will constitute or result in a violation of any Similar Law. The representations in this Section  ~~9.30~~9.34 shall be deemed repeated on each day that an Obligation is outstanding.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders, the Agents and the Facility Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in

Section 10.4 Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, the Collateral Agent and each Agent:

(a) as soon as possible and in any event within three Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of a Facility Termination Event, Unmatured Facility Termination Event, Servicer Event of Default or Unmatured Servicer Event of Default, the statement of an Executive Officer of the Borrower setting forth complete details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

(b) promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request; and

(c) promptly, in reasonable detail, (i) of any Adverse Claim known to it that is made or asserted against any of the Collateral and (ii) any Material Modification; and

(d) promptly following any request therefor, the Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification.

Section 10.5 Separate Existence. (a) The Borrower shall at all times: (i) maintain at least one Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) have a board of managers separate from that of any other Person; (v) file its own Tax returns, except to the extent that the Borrower is treated as a “disregarded entity” for Tax purposes and is not required to file Taxes under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Borrower has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate if (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet (if the Borrower prepares its own separate balance sheet); (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s length relationship with the Equityholder and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its

(e) The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.

(f) The Borrower may at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Facility Agent.

(g) The Borrower shall not agree to any amendment to any Hedging Agreement without the consent (in its sole discretion) of the Facility Agent.

(h) The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i) The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements; provided, that no consent of the Facility Agent shall be required for the sale of all or a portion of any Hedging Agreement relating to Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount.” The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent, each Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding the foregoing, with respect to any Collateral Obligation, the Borrower may include in an Asset Approval Request provisions of Hedging Agreements applicable to such Collateral Obligation, and, if nothing to the contrary is included in the related Asset Approval ~~Notice~~Request delivered to the Borrower by the Facility Agent, the provisions relating to Hedging Agreements in the Asset Approval Request shall control to the extent such provisions conflict with this Section 10.6. Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 10.7 Tangible Net Worth. The Borrower shall maintain at all times a positive Tangible Net Worth; provided that this Section 10.7 shall be deemed to be satisfied if the Minimum Equity Condition is satisfied as of such date of determination.

Section 10.8 Taxes. For U.S. federal income tax purpose, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder or its parent will be demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Material Modifications. The Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Facility Agent (in its sole discretion).

Section 10.19 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent (acting at the request of the Facility Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

Section 10.20 Obligor Payment Instructions. (a) The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Facility Agent’s written direction after the occurrence of a Facility Termination Event) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments to an Account as directed by the Collateral Agent (at the written direction of the Facility Agent).

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2,

2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.6(j) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.20 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.

Section 10.21 Delivery of Collateral Obligation Files. The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, josh.buckman@db.com and james.kwak@db.com, and a copy to each Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date).

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.6(j) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.22 Beneficial Ownership Certification. Promptly following any request therefor, the Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification in relation to the Borrower.

Section 10.23 Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer; provided that, notwithstanding the foregoing and for the avoidance of doubt, the Borrower may purchase assets from GSO Holding I L.L.C. or any Affiliate thereof (other than the Equityholder or the Servicer) pursuant to an agreement other than the Sale Agreement, provided such purchase reflects arm’s length market terms.

Section  10.24 ERISA. The Borrower shall not become a Benefit Plan Investor at any time while any Obligations are outstanding.

Section  10.25 Policies and Procedures for Sanctions. The Borrower has instituted and maintained policies and procedures reasonably designed to ensure compliance with Sanctions.

Section  10.26 Compliance with Sanctions. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.

Section 10.27 Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. U.S. Bank National Association is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, the Facility Agent and the Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Servicer pursuant to Section 7.8 or from the Agents and/or the Facility Agent.

(a) In connection therewith, the Collateral Agent shall:

(i) within 15 days after the Effective Date, create a Collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii) update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower, the

Obligations sold pursuant to Section 7.10, (ii) any Related Security identified by the Borrower (or the Servicer on behalf of the Borrower) to the Collateral Agent so long as the Facility Termination Date has not occurred or (iii) Repurchased Collateral Obligations or Substituted Collateral Obligation pursuant to Section 7.12.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 and conducted in the ordinary course of business consistent with industry standards and practices (including the use of escrows), the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, execute and deliver to the Borrower any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

ARTICLE XIII

FACILITY TERMINATION EVENTS

Section 13.1 Facility Termination Events. Each of the following shall constitute a Facility Termination Event under this Agreement:

(a) any default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower or the Servicer hereunder, including any Yield on any Advance, any Undrawn Fee or any other Fee, in each case, which default shall continue for two Business Days;

(b) the Borrower or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.7, Section 10.9, Section 10.11 ~~and~~, Section 10.16 and Section 10.24, as to each of which no grace period shall apply, any such failure shall remain unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof;

(c) any representation or warranty of the Borrower or the Servicer made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Servicer to the Facility Agent, any Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.12 with respect to such Collateral Obligation;

(d) an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Servicer or the Equityholder;

(e) the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for (x) two consecutive Business Days or (y) if an Equity Cure Notice was delivered with respect to such event, twelve (12) consecutive Business Days;

(f) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower (other than a Permitted Lien), or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 430 of the Code or Section 303(k) or 4068 of ERISA with ~~regard~~respect to any of the assets of the Borrower;

(g) (i) any Transaction Document or any lien or security interest granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;

(h) a Servicer Event of Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof;

(i) the Borrower or the Servicer shall fail to pay any principal of or premium or interest on any Indebtedness having an aggregate principal amount of $250,000 or greater (or in the case of the Servicer $5,000,000 or greater), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Borrower or the Servicer, as applicable, or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness if the effect of such event is to cause the principal of such Indebtedness to be amortized on an accelerated basis;

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Majority Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 15.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. So long as no Facility Termination Event or Servicer Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) if (x) such Lender makes a reasonable determination that its ownership of any of its rights or obligations hereunder (and under other similar facilities (if any) held by such Lender) is prohibited by the Volcker Rule and (y) to the extent such Lender is permitted by the applicable documentation, such Lender is making commercially reasonable efforts to assign its interest in other similar facilities in a manner similar to such proposed assignment, to any Person other than a Competitor, without the prior written consent of the Borrower (which consent, if such assignment is to a Person other than a Competitor, shall not to be unreasonably withheld, delayed or conditioned); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Section 15.5 Registration; Registration of Transfer and Exchange. (a) The Facility Agent, acting solely for this purpose agent for the Borrower (and, in such capacity, the “Note Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GSO DOWNING STREET LLC, as Borrower

By:
Name:
Title:

S- 1

Annex B

Lender	Commitment

Deutsche Bank AG, New York Branch	$	~~150,000,000~~	200,000,000

B- 1

APPENDIX B

EXECUTION VERSION

Conformed through Omnibus Amendment, dated as of September 9, 2019

SCHEDULES AND EXHIBITS

TO

LOAN FINANCING AND SERVICING AGREEMENT

Dated as of October 11, 2018

(GSO DOWNING STREET LLC)

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	~~Form of Approval Notice~~Reserved
EXHIBIT F-1	Reserved
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant -
non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification

SCHEDULES

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations

EXHIBIT B

AUDIT STANDARDS

1.	Collateral Asset Monitoring

1.

On a semi-annual basis, select a random sample size of 15 credit files (15 separate obligors including the 5 largest loans) from the three most recent month-end loan tapes supporting the three most recent Monthly Reports. Attempt to select items not previously tested. Test that the data reported on the loan tape agrees to the following source documentation: public information (i.e. Bloomberg), information included within the credit files (i.e. contracts) and, the system of record. This data should at a minimum include:

•	Loan balance

•	Ownership %

•	Tranche size

•	Purchase price of assets if lower than par

•	Confirm each loan is current on interest and principal

•	Note any covenant breaches

•	Loan Type and Lien position ~~(including any synthetic tranching updates or information)~~

•	Maturity Date

•	Sale date

•	Sale settlement date

•	Trade date

•	Trade settlement date

•	Pricing (floating / fixed)

•	LIBOR / Prime floor

•	Current Cash Pay %

•	Date of Financials used for financial metrics

•	Last 12 months EBITDA

•	Debt/EBITDA

•	Leverage Multiple

•	Net Senior Secured Leverage Multiple / Net Leverage Multiple through tranche

•	Haircuts (if any)

•	Material modifications to ensure no such events occurred

•	Loans with Revolvers (outside of our deal) that are held by any Affiliate of the Borrower, Equityholder or Servicer are in good standing

•	Revaluation Events

•	Industry

•	Permitted Working Capital Liens

•	Settlement date (test against assignment and assumption agreement, ideally the assignment would be received directly from the custodian)

For each of the 15 eligible sample items above, review the related Electronic Asset Approval Request to note each sample item accurately reflects the contents of the related Electronic Asset Approval Request (note this is a recent change by Deutsche Bank to not require asset approval forms and the transaction documents may not yet reflect this change in the asset approval process).

2.

For each of the 15 eligible sample items above, discuss with management and include in your report the source of management’s pricing. Review the most recent support on file for pricing and confirm it agrees with management’s explanation.

3.

Document each position that has been added to the facility as of [date] for which the position has not yet settled. For each position which is greater than 60 days from the trade date, ask Management to provide an explanation as to why it has not settled and a copy of the related trade ticket/assignment and assumption agreement. Attach the trade ticket/assignment and assumption agreement as an attachment to the report.

4.

Summarize the process by which how quickly financial information on the underlying positions (once received by the Servicer from the underlying borrower), is being updated into the data tape and included in the borrowing base calculation. Comment for the sample items tested above what the average lag time was.

2.	Cash Procedures

a.

Request the Servicer to (i) summarize the cash collection for receipts of principal and interest and reconciliation process and (ii) identify the bank accounts currently utilized, account signatories, flows and reconciliations. Note the account number and name on key bank accounts and review a recent bank statement/GL reconciliation on each account, recording any large or unreconciled variances. Compare number of and name on bank accounts to that in the transaction documents and that account is subject to a control agreement that is part of the security package for this transaction. Document in your report if the accounts utilized are in agreement with those outlined in the legal agreements.

b.

Include in the report a summary of the process whereby the company receives payments (noting various types) and discuss how quickly payments are posted to the system of record and bank account. Is there any unapplied cash as of any month-end? Are there any deposits other than collections on Collateral Obligations that flow through these accounts? If so, what are the reasons?

c.	For each of the loans tested in Scope Step 1 above, obtain support for the most recent payment (i.e. check copy, wire copy, etc.) and tie this payment to:

•	Deposit on the Bank statements

•	Underlying accounts and system of record of the Servicer

•	Servicer credit file (to confirm proper payment amount)

Note how timely payments are posted in the system of record and deposited at the bank. Document the lag time from initial deposit to transfer into the SPV collection account. Are the payments transferred in accordance with the requirements outlined in the transaction documents?

d.

Discuss the process for funding the Collateral Obligations with the Lender, Collateral Agent and Borrower. Understand the timing from when the Lender makes an Advance to fund Collateral Obligations to when the collateral settles. Note who instructs the Collateral Agent on how to use the Advance and if there is any control in place for how the Advance is used (i.e. only to settle collateral).

•

If the Borrowing Base is on a trade date basis per Scope Step 4a., select the five most recent Lender Advances since the inception of the facility. Obtain the applicable Advance Requests from the Borrower or the Lender. Obtain disbursement instructions from the Borrower to the Collateral Agent on how to use the Advance and obtain the disbursement wire confirmations from the Collateral Agent.

i.

Review the Agreement and determine what the Borrower is allowed to use fundings for, note in the report. Note how the Borrower used the funds, detailing each Collateral Obligation that the funds were used to settle. Note if each obligation was approved by the Lender by obtaining the form of Approval Notice.

1.	If the Advance is used for anything besides settling collateral, highlight it in the report and provide a detailed description of what it was used for and if it is allowed per the Agreement.

ii.

Calculate the lag from the Advance request to the Advance funding and the lag from the Advance funding to the date each Collateral Obligation settled. Highlight any instances where the lag from the Advance funding to Collateral Obligation settling is more than two business days.

iii.	Review the wire confirmations from the Collateral Agent to ensure the funds were used for their intended purposes.

e.

From the Collateral Agent, obtain a list of the documents they received prior to wire disbursement. If applicable, note specifically if the executed assignment and assumption agreement was received prior to the wire disbursement. If applicable, review the executed assignment and assumption agreement noting if the execution date was prior to or same day as the disbursement date.

3.	Custodian Reconciliation

a.

Request the Servicer to facilitate a request to the Collateral ~~Custodian~~Agent (U.S. Bank National Association) to prepare a ~~custodian~~ report that contains the following information (for the avoidance of doubt, the Collateral ~~Custodian~~Agent’s reporting obligations in this regard shall be limited to providing the below information):

•	Amount Outstanding

•	Lien Position (seniority)

•	Participation Percentage

•	Borrower Name

•	Interest Rate (if applicable)

b.

Using the data tape referenced above, compare the information contained in the data tape to the information on the custodian report, documenting any exceptions and obtaining explanations from management for any exceptions.

c.

Review the Agreement to identify the documents the Collateral Custodian is required to hold (likely defined as Collateral Obligation File). If the Agreement does not list sufficient documents in your experience, recommend which documents should be included in the Agreement. Request the list of Collateral Obligation Files being held by the Collateral Custodian and any exception reports from the Collateral Custodian. Review the reports and note if there are any exceptions. Compare the documents listed on the list of Collateral Obligation Files being held by the Collateral Custodian to the types of documents listed per the Agreement and identify if the list of Collateral Obligation Files being held by the Collateral Custodian does not list the necessary documents. Discuss with the Collateral Custodian how often the list of Collateral Obligation Files being held by the Collateral Custodian and any exception reports (if applicable) are provided to DB and the Servicer. Whom at DB is receiving the reports?

d.

Discuss with the Servicer to find out if any positions are documented via physical notes. If so, confirm the Collateral Custodian is holding copies of all original physical notes. If the position is noteless, confirm with the Collateral Custodian (or via reporting from the Collateral Custodian) there is an executed assignment and assumption agreement in each loan file. Summarize the results in your report.

4.	Monthly Reconciliation Report

a.

Request a summary of the Servicer’s process and procedures for preparing each Monthly Report. Record information given on (i) source of information and (ii) calculation sources. Confirm that the calculations are correct and cut-off and reporting dates of the information recorded in the Monthly Reports are in accordance with the Agreement. Understand if the Borrowing Base is calculated based off Collateral Obligations that have been traded or settled and confirm this it is in accordance with the Agreement. If the Borrowing Base is on a trade date basis, ensure the Monthly Report is listing all Collateral Obligations that have yet to settle and the cost to settle them.

b.

Tie out of the [insert previous 3 months] Monthly Reports inputs to appropriate source documentation and the underlying Servicer’s system of record. These procedures should include arithmetical testing/accuracy, recalculation of ratios, and comparison to the legal Agreement for all sections of the Monthly Reports.

c.

Record the reconciliations made between the Servicer’s source systems and the Monthly Reports as of [insert previous three months] and summarize any differences noted. Request the Servicer to comment on the differences and record the findings.

5.	Treatment of the Borrower as a Special Purpose Entity

a.	Confirm the existence of a Certificate of Formation from Delaware in the name of the Borrower as well as an executed copy of the Limited Liability Company Agreement.

b.	Inquire to the Servicer of any amendments to the executed LLC Agreement and attach to the final report.

c.	Confirm the Borrower maintains a stand-alone bank account in its name.

d.	Obtain and read board resolutions since closing and document if the board resolutions do not support the treatment of the Borrower as a SPE.

e.	Obtain the current contact information, including name, address, phone number, and facsimile number, for the independent director of the Borrower and attach to the final report.

f.	Examine bank statements for all payments made to the independent director since closing, obtain invoices for payments, and document the dates for which the services were provided.

g.	Obtain and confirm the existence of a current Certificate of Good Standing for the Borrower.

6.	Maintenance of Legal Names and UCC

a.

Confirm with the Secretary of the State of Delaware that the legal entity name of GSO Downing Street LLC has not changed. Obtain and document the existence of valid UCCs as of the date of the consulting procedures that protect the Agent’s first priority perfected security interest. Document the UCC’s filing dates.

7.	Defaulted and Restructured Obligations

a.

Obtain a list of Defaulted Collateral Obligations since the Closing Date, and select the 5 largest Collateral Obligations (or all if less than 5) that are classified as such (“Defaulted Obligation”). Inquire of the Servicer and document the status of such obligations and steps the Servicer is taking to maximize recoveries and work out the account. The list from the Servicer shall indicate whether each such obligation is a bi-lateral (between the Borrower and the Obligor) or syndicated transaction, the involvement of the Borrower (sole lender, assignee, participant, agent, etc.) and what position, if any, the Borrower has taken in the relevant steering or creditors’ committees if applicable. For each of the selected Defaulted Collateral Obligations, obtain from the Servicer the Appraised Value and market value (as determined by the Servicer in accordance with the Servicing Standard, “Market Value”). [If such carrying value is Market Value, obtain documentation regarding dealer quotes provided for such market values and reconcile the carrying value for each Defaulted Obligation to the methodology as prescribed in the definition of “Collateral Obligation Amount” in the Agreement.]

b.

Obtain from the Servicer a list of Collateral Obligations that experienced a Material Modification during ownership by the Borrower over the past 24 months. For the 5 largest (or all if less than 5) Collateral Obligations, obtain and document the explanation from the Servicer for the Material Modifications and note any non-compliance of periodic payments in accordance with the terms of the Material Modifications since the Material Modifications occurred.

c.

Obtain from the Servicer a list of Collateral Obligations that experienced a Revaluation Event during ownership by the Borrower since the transaction closed. For the five largest Revaluation Events that have occurred during the Review Period (or all if less than 5), obtain and document the explanation from the Servicer for the Revaluation Event and note what actions have been taken by the bank. Confirm the leverage multiple on which the obligation was initially approved into the facility by obtaining the form of Approval Notice and recalculate the current leverage multiple for each position.

EXHIBIT C-3

FORM OF ELECTRONIC ASSET APPROVAL REQUEST

Deutsche Bank AG, New York Branch

as Facility Agent

~~60 Wall Street~~Email: amit.patel@db.com, james.kwak@db.com,

~~New~~	~~York, NY 10005~~

~~Attention: Asset Finance Department~~

~~Fax: (212) 797-8160~~

lenderfinance_collateralreview@list.db.com

U.S. Bank National Association

~~Global Corporate Trust Services~~

~~One Federal Street, Third Floor~~

~~Boston, Massachusetts 02110~~

~~Attention: Lynora Caulfield~~

~~Ref: GSO Downing Street LLC~~

~~Telephone: (617) 603-6641~~

~~Facsimile: (855) 791-2099~~

Email: Lynora.caulfield@usbank.com

Each Agent at the electronic email address set forth in Annex A to the Loan Financing Agreement

            , 201_

RE: Asset Approval Request

Gentlemen and Ladies:

This Electronic Asset Approval Request is delivered to you via email pursuant to ~~[~~Section ~~2.2~~6.2(~~a)][Section 8.3(b)(i)]~~h) of the Loan Financing and Servicing Agreement, dated as of October 11, 2018 (together with all amendments, if any, from time to time made thereto, the “Loan Financing Agreement”), among GSO Downing Street LLC, as Borrower, GSO Direct Lending Fund-D LP, as Servicer and Equityholder, U.S. Bank National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

~~The Borrower hereby requests that the Facility Agent deliver to the Borrower an Approval Notice in connection with this Asset Approval Request.~~

~~Attached hereto is a Schedule of Collateral Obligations setting forth information required in the Loan Financing Agreement with respect to the Collateral Obligations to be acquired by the Borrower on the [Advance Date][Reinvestment Date].~~

~~The proposed date of the acquisition of the Collateral Obligations to be acquired by the Borrower is [            ].~~

~~As of the date hereof, with respect to the Collateral Obligations to be acquired by the Borrower in connection herewith:~~

I. USE FOR ENTERPRISE VALUE LOANS

COLLATERAL OBLIGATION INFORMATION

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Collateral Obligation rating

Pledged Amount

Purchase price

~~1.                                                                                                                                           the~~ Original Leverage Multiple ~~of each such Collateral Obligation is [            ];~~

~~2.~~	~~[the Original Effective LTV of such Asset Based Loan is [ ];]~~

~~3.~~	~~the applicable Eligible Jurisdiction is ;~~

~~4.~~	~~[(i) the Approved Valuation Firm is [ ], (ii) the Appraised Value is [ ] and (iii) the related appraisal metric is [ ]];~~

~~5.~~	~~[(i) the determination of (A) the appraiser and (B) the required frequency of appraisals with respect to such Asset Based Loan is made by [ ] and (ii) the required frequency of appraisals is [ ]];~~

Loan Type (Lien Position)

Moody’s Industry Classification

~~6.                     the Servicer’s internal risk rating for each such Collateral Obligation is [            ], such rating being based on [include output and related calculations];~~Servicer’s internal risk rating

~~7.                     [add requested non-cash charges to be included in EBITDA for such Collateral Obligation].~~

~~[After giving effect to the [Advance][Reinvestment] and the Collateral Obligation(s) to be purchased by the Borrower with the [Advance][Reinvestment Amount], as calculated as of the [Advance Date][Reinvestment Date], the aggregate principal amount of all Advances shall not exceed the lesser of (a) the Facility Amount, and (b) the Borrowing Base.~~

~~By [its acceptance of the Advances][making the Reinvestment], the Borrower represents that the conditions described in Section 6.2 of the Loan Financing Agreement have been satisfied with respect to such [Advances][Reinvestment].~~

~~The Borrower agrees that if, prior to the [Advance Date][Reinvestment Date], any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the Facility Agent. Except to the extent, if any, that prior to the time of the [Advance][Reinvestment] requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such [Advance][Reinvestment] as if then made.]~~

~~GSO DOWNING STREET LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~SCHEDULE 1~~

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be added or waived by the Facility Agent, proposed custom Revaluation Events, or any occurrence of a Revaluation Event)

II. USE FOR ASSET BASED LOANS

COLLATERAL OBLIGATION INFORMATION

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Pledged Amount

Purchase price

Original Leverage Multiple

Original Effective LTV

Detaching Effective LTV

Maximum Effective LTV (before triggering a Revaluation Event)

Collateral Type (working capital, fixed assets, IP, other (identify))

Approved Valuation Firm

Date of Last Appraisal

Appraised Value

Required Appraisal Frequency [6 months][12 months]

Loan Type (Lien Position)

Moody’s Industry Classification

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

~~SCHEDULE OF COLLATERAL OBLIGATIONS~~OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be added or waived by the Facility Agent, proposed custom Revaluation Events, or any occurrence of a Revaluation Event)

EXHIBIT C-4

FORM OF ELECTRONIC ASSET APPROVAL NOTICE

Deutsche Bank AG, New York Branch

as Facility Agent

Email: amit.patel@db.com, james.kwak@db.com,

lenderfinance_collateralreview@list.db.com

U.S. Bank National Association

Email: Lynora.caulfield@usbank.com

Each Agent at the electronic email address set forth in Annex A to the Loan Financing Agreement

             , 201_

                    RE: Asset Approval Request

Gentlemen and Ladies:

This Electronic Asset Approval Notice is delivered to you via email pursuant to Section 6.2(h) of the Loan Financing and Servicing Agreement, dated as of October 11, 2018 (together with all amendments, if any, from time to time made thereto, the “Loan Financing Agreement”), among GSO Downing Street LLC, as Borrower, GSO Direct Lending Fund-D LP, as Servicer and Equityholder, U.S. Bank National Association, as Collateral Agent and as Collateral Custodian, the Agents and Lenders from time to time parties thereto, and Deutsche Bank AG, New York Branch, as Facility Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Financing Agreement.

The Facility Agent hereby approves for acquisition (or incremental pledge, as applicable) the Collateral Obligation referenced below in accordance with the terms and information set forth below:

I. USE FOR ENTERPRISE VALUE LOANS

COLLATERAL OBLIGATION INFORMATION

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Collateral Obligation rating

Pledged Amount

Purchase price

Original Leverage Multiple

Loan Type (Lien Position)

Moody’s Industry Classification

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be added or waived by the Facility Agent, proposed custom Revaluation Events, or any occurrence of a Revaluation Event)

II. USE FOR ASSET BASED LOANS

COLLATERAL OBLIGATION INFORMATION

Obligor Name

Domicile

Eligible Currency

Obligor EBITDA (including cash and non-cash adjustments)

Pledged Amount

Purchase price

Original Leverage Multiple

Original Effective LTV

Detaching Effective LTV

Maximum Effective LTV (before triggering a Revaluation Event)

Collateral Type (working capital, fixed assets, IP, other (identify))

Approved Valuation Firm

Date of Last Appraisal

Appraised Value

Required Appraisal Frequency [6 months][12 months]

Loan Type (Lien Position)

Moody’s Industry Classification

BORROWING BASE RELATED INFORMATION

Advance Rate

Discount Factor

OTHER (describe any conditions to the Eligible Collateral Obligations that are being requested to be added or waived by the Facility Agent, proposed custom Revaluation Events, or any occurrence of a Revaluation Event)

(iii) an itemized list and brief description of any Collections received during the related Collection Period from or on behalf of the related Obligor and not credited to the Collections Account by the close of business on the second Business Day following such receipt;

(iv) an itemized list of all Excluded Amounts withdrawn from the Collections Account during the related Collection Period;

(v) the identity of each Defaulted Collateral Obligation, and date of default thereof;

(vi) an itemized list of each Collateral Obligation that would have become a Defaulted Collateral Obligation (and the related date of such event) but for the proviso in clause (a) of the definition of “Defaulted Collateral Obligation”, including a brief description detailing the nature and cause of the missed payment;

(vii) a list of all Collateral Obligations that were acquired, disposed of, substituted for or otherwise refinanced in such Collection Period and indicating, for each such Collateral Obligation, whether such Collateral Obligation is an Eligible Collateral Obligation, the price paid by the Borrower for such Collateral Obligation and, with respect to any disposal of a Collateral Obligation, the price received by the Borrower for such Collateral Obligation;

(viii) a list of all Collateral Obligations that ceased to be Eligible Collateral Obligations during such Collection Period;

(ix) a list of all Collateral Obligations acquired on (i) the sale date and (ii) the sale settlement date;

(x) a list of all Collateral Obligations acquired on (i) the trade date and (ii) the trade settlement date; and

(xi) ~~(ix)~~ such other information as the Collateral Custodian, the Servicer may reasonably request.

(d) Distribution Information (with respect to months in which a Distribution Date occurs)

(i) the Amount Available;

(ii) the aggregate Advances outstanding; and

(iii) an itemization of the amounts to be disbursed or paid pursuant to Section 8.3 of the Loan Financing and Servicing Agreement.

(e) Risk Retention Certification. A representation from the GSO Direct Lending Fund-D LP, as Seller, that all conditions set forth in Section 5.1(o)(i) of the Sale and

EXHIBIT E

~~FORM OF APPROVAL NOTICE~~

~~DATE~~

~~COLLATERAL OBLIGATION INFORMATION~~

~~Obligor Name~~

~~Maturity Date~~

~~Interest Spread (above LIBOR)~~

~~Discount Factor~~

~~Original Leverage Multiple~~

~~Attaching Leverage Multiple~~

~~Detaching Leverage Multiple~~

~~Original Effective LTV2~~

~~Attaching Effective LTV~~

~~Detaching Effective LTV~~

~~Loan Type~~	~~[Enterprise Value Loan][Asset Based Loan]~~
~~[First Lien Loan][FILO Loan][First Lien Broadly~~
~~Syndicated Loan][First Lien Middle Market Loan]~~
~~[Second Lien Loan][First Out Loan]~~
~~[Unitranche Loan][participation]~~
~~[Senior Secured Bond][Unsecured Bond]~~

~~Waived Conditions~~
~~[Valuation Firm~~	~~]~~
~~[Jurisdiction[3]~~	~~]~~
~~Lien Priority~~
~~Effective LTV[4]~~

~~BORROWING BASE RELATED~~

~~Principal Balance~~

~~Advance Rate~~

~~DEUTSCHE BANK APPROVAL~~

~~Approval Good Until~~

~~[2]~~ 	~~Include only with respect to Asset Based Loans.~~
~~[3]~~ 	~~Include only if jurisdiction other than United States or any state thereof.~~
~~[4]~~ 	~~Include only with respect to Asset Based Loans.~~

~~Approval Conditioned Upon~~

~~SYNTHETIC TRANCHNG5~~

~~OTHER6~~

~~Reviewed by:~~

~~Name:~~

~~Telephone No.:~~

Reserved.

~~[5]~~ 	~~Include (i) loan type, (ii) Leverage Multiple, (iii) what portion is designated as “Second Lien Loan” and (iv) any other necessary information.~~
~~[6]~~

~~Include (i) non-credit related risks, if any, (ii) confirmation of modifications to Section 6.2(j) of the Loan Financing and Servicing Agreement and (iii) confidentiality restrictions applicable to obligor.~~

APPENDIX C

EXECUTION VERSION

Conformed through Omnibus Amendment, dated as of September 9, 2019

SALE AND CONTRIBUTION AGREEMENT

between

GSO DIRECT LENDING FUND-D LP,

as Seller

and

GSO DOWNING STREET LLC,

as Purchaser

Dated as of October 11, 2018

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1

SECTION 1.1	Definitions	1
SECTION 1.2	Other Terms	~~2~~3
SECTION 1.3	Computation of Time Periods	3

ARTICLE II CONVEYANCES OF TRANSFERRED ASSETS		3

SECTION 2.1	Conveyances	3
SECTION 2.2	Indemnification	~~4~~5

ARTICLE III CONSIDERATION AND PAYMENT; REPORTING		5

SECTION 3.1	Purchase Price	5
SECTION 3.2	Payment of Purchase Price	5

ARTICLE IV REPRESENTATIONS AND WARRANTIES		5

SECTION 4.1	Seller’s Representations and Warranties	5
SECTION 4.2	Reaffirmation of Representations and Warranties by the Seller; ~~.~~Notice of Breach	~~11~~10

ARTICLE V COVENANTS OF THE SELLER		~~11~~10

SECTION 5.1	Covenants of the Seller	~~11~~10

ARTICLE VI WARRANTY LOANS		14

SECTION 6.1	Warranty Collateral Obligations	14
SECTION 6.2	Dilutions, Etc.	14

ARTICLE VII CONDITIONS PRECEDENT		15

SECTION 7.1	Conditions Precedent	15

ARTICLE VIII MISCELLANEOUS PROVISIONS		15

SECTION 8.1	Amendments, Etc.	15
SECTION 8.2	Governing Law: Submission to Jurisdiction	15

- i-

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of October 11, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between GSO DIRECT LENDING FUND-D LP, a Delaware limited partnership, as seller (in such capacity, the “Seller”) and GSO DOWNING STREET LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, GSO Direct Lending Fund-D LP, as servicer, Deutsche Bank AG, New York Branch, as Facility Agent, U.S. Bank National Association, as collateral agent and collateral custodian, and the agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

~~“Capital Requirements Regulation” means the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013).~~

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“EU Securitization Regulation” means Regulation (EU) 2017/2402.

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published by the European Banking Authority, the European Securities and Markets Authority (or, in either case, any predecessor or successor authority) or by the European Commission.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Payment Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Date” has the meaning set forth in Section 2.1(b).

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Restricted Information” has the meaning set forth in Section 5.1(o)(ii).

“Retained Economic Interest” has the meaning set forth in Section 5.1(o)(i).

“Retention ~~Requirements~~” ~~means (i) Part Five of the Capital Requirements Regulation, as amended and as supplemented by Commission Delegated Regulation (EU) No. 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No. 602/2014 of 4 June 2014; (ii) any guidelines and related documents published from time to time in relation thereto by the European Banking Authority (or successor agency or authority) and adopted by the European Commission; and (iii) the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which as at the date hereof continue to apply to the Capital Requirements Regulation.~~Holder Originated Collateral Obligation” means a Collateral Obligation with respect to which the Seller itself or through related entities (including without limitation the Purchaser), directly or indirectly, was involved in the Underlying Instrument which created such Collateral Obligation.

“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).

(n) Nonconsolidation Opinion. The Seller shall not take any action contrary to the “Assumptions and Facts” section in the opinion of Weil, Gotshal & Manges LLP, dated the date hereof, relating to certain nonconsolidation matters.

(o) Risk Retention.

i. For so long as any Obligations are outstanding and any Lender is subject to the EU Securitization Rules, the Seller~~, in its capacity~~ represents and undertakes that: (A) as an ~~“~~originator~~”~~ for the purposes of the ~~Retention Requirements, represents and undertakes to the Lender for the purposes of the Retention Requirements that: (A) it~~EU Securitization Rules, the Seller holds and will retain on an on-going basis, a material net economic interest in ~~relation to~~ the transaction contemplated by the Loan Agreement in the form of equity ownership of the Purchaser, which shall not be less than 5% (or such lesser amount that may be permitted under the EU Securitization Rules) of the aggregate nominal value of all the Collateral Obligations owned by the Purchaser (the “Retained Economic Interest”)~~,~~ measured at the time of origination (being the occasion of each origination or acquisition of a Collateral Obligation by the ~~Borrower), with such~~Purchaser); (B) the Retained Economic Interest ~~to take~~takes the form of a first loss tranche ~~constituted~~in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as represented by the Seller’s ~~limited company interest~~direct equity interests in the ~~Borrower~~Purchaser; (~~B~~C) ~~it~~the Seller holds and will retain ~~up to~~ 100% of the ~~limited liability company interests of the Borrower and the Borrower shall have no other issued~~ equity interests in the Purchaser; (~~C~~D) the aggregate capital contributions made by the Seller with respect to ~~the limited liability company~~its equity interests in the ~~Borrower~~Purchaser shall represent at least ~~5%~~5.0% (or such lesser amount that may be permitted under the EU Securitization Rules) of the aggregate of the nominal value of all the Collateral Obligations measured at the time of origination as described in (A) above; ~~and (D) the Seller shall not sell or enter into any credit risk mitigation, short positions or any other hedges or otherwise seek to~~(E) the Seller shall not, and it will procure that its Affiliates (including without limitation, the Purchaser) do not, short, hedge, otherwise mitigate its credit risk ~~with respect to its limited liability company interests in the Borrower~~or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Economic Interest or the Collateral Obligations (except as permitted by the ~~Retention Requirements)~~EU Securitization Rules and with respect to the sale of any Collateral Obligations, as permitted by the Transaction Documents); and (F) greater than 50% of all of the Collateral Obligations will be Retention Holder Originated Collateral Obligations, with such proportion of Retention Holder Originated Collateral Obligations being measured on the basis of the aggregate outstanding principal balance of the Collateral Obligations following the settlement of each acquisition or origination of a Collateral Obligation by the Purchaser.

ii. Each Monthly Report shall contain or be accompanied by a certification from the Seller containing a representation that all of the conditions set forth in clause (i) above are true and have been true up to and on each date of the related Collection Period. ~~For so long as any Obligations are outstanding, the~~The Seller shall provide to the Facility Agent and/or any Lender that is subject to the ~~Retention Requirements~~EU Securitization Rules: (A) prompt written notice of any breach of ~~its~~the obligations set forth in ~~Section  5.1(o)~~clause (i) above; (B) confirmation that all of the conditions set forth in clause (i) above continue to be complied with (x) in the event of a material change in the performance of the Collateral Obligations or the risk characteristics of the Collateral Obligations ~~or~~and the Advances made with respect thereto and (y) upon the occurrence of any Facility Termination Event ~~of Default~~ or it becoming aware of any breach of the obligations contained in any Transaction Documents; and (C) subject to any duties of confidentiality by which it is bound and in respect of which the Seller shall use all reasonable efforts to cause any applicable confidentiality restrictions to be removed, all information, documents and reports that any such entity reasonably requests in connection with its obligations under the ~~Retention Requirements~~EU Securitization Rules.

iii. The Seller ~~represents that: (A) it is not an entity that has been established or that operates for the sole purpose of securitizing exposures; (B) it has substantial other assets and is engaged in activities other than its interests in the Collateral Obligations and activities related to the Transaction; (C) its limited liability company interest in the Borrower was duly approved in accordance with its governing documents and investment policies; and (D) it established the~~has been involved in the establishment of the securitization transaction contemplated by the Transaction Documents by: (~~x~~A) causing the incorporation of the ~~Borrower~~Purchaser as ~~its~~a wholly-owned subsidiary; (~~y)~~B) selecting the Servicer for appointment by the Purchaser; (C) by approving the eligibility criteria for the Purchaser’s origination and acquisition of Collateral Obligations, including the terms and conditions of the agreements and documents evidencing the Purchaser’s origination and acquisition of any such Collateral Obligations; and (~~z) determining the transaction structure and~~D) negotiating and approving the execution of the Transaction Documents ~~with the various transaction parties~~by the Purchaser.

iv. The Seller represents that it was not established for, and does not operate for, the sole purpose of securitizing exposures.

v. The Seller represents and undertakes that: (A) the Retention Holder Originated Collateral Obligations have been, and will continue to be, originated pursuant to a sound and well-defined criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments related to such Collateral Obligations and the Seller has, and it shall maintain effective systems in place to apply those criteria and processes to ensure that such Underlying Instruments are granted and approved based on a thorough assessment of each Obligor’s creditworthiness; and (B) in relation to each other Collateral Obligation acquired by the Purchaser, the Seller has verified, and will continue to verify, that the entity which was, directly or indirectly, involved in the Underlying Instruments which created the Collateral Obligations granted such Underlying Instruments pursuant to a sound and well-defined criteria and clearly established processes for approving, amending, modifying, renewing and financing the Underlying Instruments and it had effective systems in place to apply those criteria and processes to ensure that the Underlying Instruments were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Obligations. The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event of a breach of any representation or warranty or covenant applicable to a Transferred Asset set forth in Article IV or Article V (each such Transferred Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Facility Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligation with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period the representations and warranties in Article IV and the covenants in Article V with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been Conveyed to the Purchaser on such day, as applicable.

SECTION 6.2 Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period, the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any valid setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within three (3) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date;